UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On June 5, 2015, BTC Intermediate Holdco L.P. (the “Borrower”), a wholly-owned subsidiary of Build-To-Core Industrial Partnership I LP (the “BTC Partnership”), which is a joint venture in which Industrial Property Trust Inc. (the “Company”) owns a 51% interest through its wholly-owned subsidiaries, entered into an $80.0 million senior secured revolving credit facility agreement (the “Senior Credit Facility”) with Regions Bank, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent (“US Bank”) led by Regions Capital Markets and US Bank, as Co-Lead Arrangers. The initial lenders are Regions Bank and US Bank (collectively, the “Lenders”). The Senior Credit Facility provides the Borrower with the ability to increase the size of the Senior Credit Facility by an additional $220.0 million, up to a total of $300.0 million, on up to five occasions within twenty-four months of closing, subject to receipt of lender commitments and other conditions. The maturity date of the Senior Credit Facility is June 5, 2018, and may be extended pursuant to two one-year extension options, subject to the satisfaction of certain financial covenants and other customary conditions and the payment of extension fees. At Borrower’s election, borrowings under the Senior Credit Facility will be charged interest based on a rate equal to either (a) the greatest of (i) the prime rate announced by Regions Bank, (ii) the Federal Funds Effective Rate plus 0.5% per annum and (iii) the Adjusted LIBO Rate plus 1% per annum, plus a margin of either 1.10% or 1.25% (depending on the pool debt yield), or (b) the Adjusted LIBO Rate plus a margin of either 2.10% or 2.25% (depending on the pool debt yield). Following the closing of the Senior Credit Facility and the conversion of certain initial borrowings, the then applicable rate of interest will be equal to LIBOR plus 210 basis points. Borrowings under the Senior Credit Facility are available for general working capital purposes including real estate acquisitions, development and redevelopment of real estate, capital expenditures, tenant improvements, leasing commissions and other corporate purposes.

The Senior Credit Facility is secured by first mortgage liens on certain properties owned by subsidiaries of the BTC Partnership which make up the “borrowing base” as well as the pledge of the membership interests in certain subsidiaries owned by the BTC Partnership.

Borrowings under the Senior Credit Facility are jointly and severally guaranteed by the BTC Partnership and certain of its subsidiaries. Additionally, subject to certain limitations, Industrial Property Operating Partnership LP, a subsidiary of the Company, has severally guaranteed the payment of 51% of certain interest shortfalls arising under the Senior Credit Facility. An interest shortfall may arise if the accrued and unpaid interest owed to the Lenders by the Borrower exceeds the sum of (a) the aggregate net cash flow before debt service realized from certain borrowing base properties and (b) certain availability under the Senior Credit Facility to fund interest shortfalls.

The Senior Credit Facility requires the maintenance of certain financial covenants, including covenants concerning: (a) consolidated tangible net worth; (b) consolidated fixed charge coverage ratio; (c) consolidated leverage ratio; (d) secured recourse indebtedness; (e) minimum liquidity; (f) minimum pool debt yield from the properties in the borrowing base; and (g) certain limitations on and requirements for the inclusion of the value of properties included in the borrowing base. In addition, the Senior Credit Facility contains customary affirmative and negative covenants of the Borrower, which, among other things, require the Borrower to deliver certain information to the Lenders, including without limitation, specified quarterly and annual financial information, material litigation and certain material governmental proceedings or investigations, and limit the Borrower, and in some cases the BTC Partnership and certain subsidiaries of the Borrower, subject to various exceptions and thresholds, from: (i) creating liens (other than certain permitted liens) on the properties included in the borrowing base and pledged to secure the facility; (ii) merging with other companies or changing ownership interest; (iii) selling any assets or properties to a non-affiliate other than in a bona fide arms-length transaction; (iv) requiring the Company to own at least 10% of the limited partnership interest and 100% of the general partner interest in the BTC Partnership; (v) entering into transactions with affiliates, except on an arms-length basis; (vi) making certain types of investments; (vii) if in default under the Senior Credit Facility, paying certain distributions or certain other payments to affiliates; (viii) incurring certain indebtedness; and (ix) changing the nature of the Borrower’s business.

The Senior Credit Facility permits voluntary prepayment of principal and accrued interest subject to the payment of certain of the Lenders’ costs under certain circumstances. The Senior Credit Facility contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Senior Credit Facility, the Lenders may accelerate the repayment of amounts outstanding under the Senior Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

The Borrower will be required to pay certain fees and expenses to the Lenders in connection with the Senior Credit Facility. The Borrower must indemnify and hold harmless the Administrative Agent, the Co-Lead Arrangers, each Lender and their respective affiliates, partners, directors, officers, employees, agents and advisors from and against losses, claims, damages, liabilities and expenses arising out of or relating to the Senior Credit Facility and the Borrower’s use of loan proceeds or the commitments, except to the extent such event arises out of such indemnified party’s gross negligence or willful misconduct.

The preceding summary does not purport to be a complete summary of the Senior Credit Facility, and is qualified in its entirety by reference to the Senior Credit Facility agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of June 5, 2015, by and among BTC Intermediate Holdco LP, Build-To-Core Industrial Partnership I LP, each of the subsidiary guarantors party thereto from time to time, Regions Bank, the other lenders party thereto and other lenders that may become parties thereto, U.S. Bank National Association and Regions Capital Markets and U.S. Bank National Association.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those relating to the BTC Partnership’s obligations under the Senior Credit Facility) that are based on the BTC Partnership’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain the financial and other covenants under the Senior Credit Facility and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

June 9, 2015	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of June 5, 2015, by and among BTC Intermediate Holdco LP, Build-To-Core Industrial Partnership I LP, each of the subsidiary guarantors party thereto from time to time, Regions Bank, the other lenders party thereto and other lenders that may become parties thereto, U.S. Bank National Association and Regions Capital Markets and U.S. Bank National Association.